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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1998

                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                       L-3 COMMUNICATIONS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                 3812, 3663, 3679               13-3937434
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)     Identification No.)

                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1111
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CHRISTOPHER C. CAMBRIA
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1111
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                                   COPIES TO:

       VINCENT PAGANO JR.                              KIRK A. DAVENPORT
   SIMPSON THACHER & BARTLETT                          LATHAM & WATKINS
      425 LEXINGTON AVENUE                             885 THIRD AVENUE
    NEW YORK, NEW YORK 10017                       NEW YORK, NEW YORK 10022
         (212) 455-2000                                 (212) 906-1200

                              --------------------

Securities to be registered pursuant to Section 12(b) of the Act:

   TITLE OF EACH CLASS        NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED        EACH CLASS IS TO BE REGISTERED
   -------------------        ------------------------------

 Common Stock,
  par value $.01 per share    New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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                               (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

   On April 30, 1998, the registrant filed with the Securities and Exchange Commission (the "Commission") Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-46975) with respect to its common stock, par value $.01 per share (the "Common Stock"). The securities to be registered pursuant to this Registration Statement on Form 8-A were described in the above-mentioned registration statement under the caption "Description of Capital Stock", and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with the New York Stock Exchange (the "NYSE").

ITEM 2. EXHIBITS.

   The following exhibits shall be filed with each copy of this Registration Statement filed with the NYSE, but have not been filed with, and are not incorporated by reference in, copies of this Registration Statement filed with the Commission:

   1.1 Amendment No. 5 to the Registration Statement on Form S-1, File No. 333-46975, as filed with the Commission on May 18, 1998.

   1.2 Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-46975, as filed with the Commission on May 15, 1998.

   1.3 Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-46975, as filed with the Commission on April 30, 1998.

   1.4 Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-46975, as filed with the Commission on April 27, 1998.

   1.5 Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-46975, as filed with the Commission on April 6, 1998.

   1.6 Registration Statement on Form S-1, File No. 333-46975, as filed with the Commission on February 27, 1998.

   4.1 Certificate of Incorporation of the Registrant.

   4.2 Bylaws of the Registrant.

   4.3 Form of the Deposit Agreement to be executed by and between the Registrant and the Depositary.

   5.1 Specimen of a Common Stock certificate.

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized.

                                      L-3 COMMUNICATIONS HOLDINGS, INC.

                                      By: /s/ Christopher C. Cambria
                                         --------------------------------------
                                      Name: Christopher C. Cambria
                                      Title:  Vice President, Secretary and
                                      General Counsel

Date: May 18, 1998